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                                  EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Nordby International, Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 of CNET, Inc. of our report dated September 24, 1999, relating to the balance sheet of Nordby International, Inc. as of December 31, 1998 and the related statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1998, and to the reference to the firm under the heading "Experts"in the registration statement.




San Francisco, California                               /s/ KPMG LLP
November 10, 1999